UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2015

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 22, 2015, Old National Bancorp (the "Company") issued a press release announcing that the Company's Board of Directors declared a quarterly cash dividend of $0.12 per common share, an increase from the $0.11 paid on December 15, 2014. The dividend is payable March 16, 2015, to shareholders of record on March 2, 2015. For purposes of broker trading, the ex-date of the cash dividend is February 26, 2015.

On November 28, 2014, Old National Bancorp entered into a Rule 10b5-1 plan (the "Rule 10b5-1 Plan") under which Old National’s designated broker would have the authority to repurchase up to 1.0 million shares of common stock of Old National commencing on November 28, 2014 and expiring January 28, 2015. This plan was established in connection with the Company’s previously disclosed stock repurchase plan (the "Repurchase Plan"), which was approved by the Board of Directors on October 23, 2014, and authorizes the repurchase of up to 6.0 million shares of the Company’s common stock, as conditions warrant, through January 31, 2016. As of January 21, 2015, 1.1 million shares of ONB common stock had been repurchased under the Rule 10b5-1 and Repurchase Plans.

Attached hereto as Exhibit 99.1 is a press release issued by Old National Bancorp announcing the dividend which is incorporated herein by reference pursuant to General Instruction F to Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

January 22, 2015	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: Executive Vice President, Chief Legal Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Issued by Old National Bancorp dated January 22, 2015.